SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 20, 2002
(Date of earliest event reported)

The Student Loan Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Washington Boulevard
Stamford, Connecticut	06901
Address of principal executive offices	(Zip Code)

(203) 975-6923
(203) 975-6112
Registrant's Telephone Number, including area code

(Former name or former address, if changed since last report)

ITEM 5.            Other Events

On November 20, 2002, SLC Student Loan Trust-I (the Issuer) issued approximately $206,200,000 aggregate principal amount of Series 2002-2 notes backed by student loans. The notes, denominated as Classes A-5, A-6, A-7 and B-2 notes, were sold through Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters.

The Issuer acquired the student loans that back the notes from the Depositor, a special purpose corporation organized and wholly owned by The Student Loan Corporation (SLC). Deutsche Bank Trust Company Americas is the Depositor’s eligible lender trustee. The Depositor and its eligible lender trustee acquired approximately $199,887,000 of Federal Family Education Loan Program loans from SLC and Citibank (New York State), as its eligible lender trustee. The Issuer is a Delaware statutory trust whose trustee is Wilmington Trust Company and whose administrator is SLC. SLC also acts as servicer of the student loans.

The Notes were issued under the Depositor’s $3 billion shelf registration statement that the Securities and Exchange Commission declared effective on February 20, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

(Registrant)

Date: November 27, 2002

By: /s/ Steven J. Gorey
Name: Steven J. Gorey
Title: Chief Financial Officer